UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012

AGREE REALTY CORPORATION

(Exact name of registrant specified in its charter)

Maryland	1-12928	38-3148187
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31850 Northwestern Highway

Farmington Hills, MI 48334

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 21, 2012, Agree Realty Corporation (the “Company”) filed Articles Supplementary to the Company’s Articles of Incorporation with the Maryland State Department of Assessments and Taxation reclassifying and designating 2,500,000 authorized but unissued shares of Excess Stock, par value $0.0001 per share, of the Company (“Excess Stock”), as additional shares of Common Stock, par value $.0001 per share, of the Company (“Common Stock”) with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the Company’s Articles of Incorporation. After giving effect to the foregoing classification, the Company has the authority to issue 20,000,000 shares of capital stock, par value $0.0001 per share, of which 15,850,000 shares are classified as shares of Common Stock, 4,000,000 shares are classified as shares of Excess Stock and 150,000 shares are classified as shares of the Company’s Series A Junior Participating Preferred Stock. The Articles Supplementary, which were effective upon filing, are included as Exhibit 3.1 hereto and are incorporated herein by reference.

 ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Articles Supplementary of Agree Realty Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agree Realty Corporation

	By:	/s/ Alan D. Maximiuk
Alan D. Maximiuk
Vice President, Chief Financial Officer, and Secretary
Dated: September 25, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles Supplementary of Agree Realty Corporation